THIRD AMENDMENT TO AND REAFFIRMATION OF LOAN DOCUMENTS

          THIRD AMENDMENT TO AND REAFFIRMATION OF LOAN DOCUMENTS (this "Third Amendment") made as of the 1st day of January, 2000 by and among ALPHANET SOLUTIONS, INC., a New Jersey corporation (the "Company"), THE LEARNINGNET, INC. f/k/a NETTEMPS, INC., a New Jersey corporation (the "Guarantor") and FIRST UNION NATIONAL BANK, a national banking institution (the "Bank").

                              W I T N E S S E T H:

          WHEREAS, the Bank has agreed to make credit available to the Company on a revolving basis in the principal amount of up to $15,000,000 (the "Loan"), pursuant to the terms and conditions of a certain Loan and Security Agreement, dated June 30, 1997, as amended (as so amended and as amended and reaffirmed by this Third Amendment, the "Loan Agreement"; all capitalized terms used herein and not defined shall have the meanings ascribed to them therein); and

          WHEREAS, the Loan is evidenced by a certain revolving note of the Company dated September 28, 1999 (the "Existing Revolving Note"); and

          WHEREAS, as collateral security for its obligations under the Loan Agreement and the Existing Revolving Note, the Company granted to the Bank liens and security interests in the Collateral described in the Loan Agreement; and

          WHEREAS, the repayment and performance obligations of the Company under the Loan Agreement and the Existing Revolving Note were guaranteed by the Guarantor under the Guaranty; and

          WHEREAS, as collateral security for its obligations under the Loan Agreement and the Guaranty, the Guarantor granted to the Bank liens and security interests in the Collateral described in the Loan Agreement; and

          WHEREAS, the Bank, the Company and the Guarantor have agreed that (a) the Loan Agreement should be amended, among other things, to: (i) extend the Maturity Date to December 31, 2000; (ii) modify the existing $15,000,000 secured revolving credit facility to provide for an unsecured revolving credit facility in the amount of $2,000,000 and a secured revolving credit facility in the amount of $13,000,000, (iii) modify the interest rates applicable to the Loan,
(iv) modify the Commitment Fee, (v) modify certain financial covenants, and (vi) amend certain of the definitions set forth therein; and (b) the other Loan Documents shall be reaffirmed and amended to include the amendments set forth in the Loan Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the Bank, the Company and the Guarantor, do hereby agree as follows:

              1. By executing this Third Amendment, each of the Company and the Guarantor confirms and acknowledges that it has no defenses, offsets or counterclaims against any of its obligations to the Bank under the Loan Documents and that all amounts outstanding, if any, under the Existing Revolving Note and the other Loan Documents are owing to the Bank without defense, off-set or counterclaim.

              2. The  following new or revised  definitions  are hereby added to
Article I of the Loan Agreement:

                        1.15 "Borrowing Base" means the lesser of (A) Thirteen Million and 00/100 Dollars ($13,000,000.00), or (B) the Eligible Loan Value of Eligible Accounts.

                        1.30 "Eligible Loan Value of Eligible Accounts" means up
              to eighty percent (80%) of the face amount of Eligible Accounts, less returns and discounts, offsets, contra balances, credits or allowances of any nature, at any time issued, owing, granted or outstanding.

                        1.35C "Third Amendment" means the Third Amendment to and
              Reaffirmation of Loan Documents, dated as of January 1, 2000, by and among the Company, the Guarantor and the Bank.

                        1.55 "Loan" means either or both of Loan A and Loan B.

                        1.55A "Loan A" means the  revolving  loan in the maximum
              principal amount of up to TWO MILLION DOLLARS ($2,000,000.00) made available by Bank pursuant to Section 2.1(A) hereof.

                        1.55B "Loan B" means the  revolving  loan and Letters of
              Credit in the maximum principal amount of up to THIRTEEN MILLION DOLLARS ($13,000,000.00) made available by Bank pursuant to
              Section 2.1(B) hereof.

                        1.56  "Loan   Documents"   means  this  Agreement,   the
              Revolving Notes, the Guaranty, the Intercreditor Agreements, any Letter of Credit Agreement, all notes or other documents executed and delivered by Borrower or any other Obligor hereunder, and any amendments, renewals, modifications or supplements thereto, or substitutions therefor.

                        1.60 "Maturity Date" means December 31, 2000.

                        1.72 "Revolving  Notes" means (a) that certain Revolving
              Note dated as of January 1, 2000 issued by Borrower evidencing the Loan A and any revolving note replacing such note ("Revolving Note A") and (b) that certain Revolving Note dated as of January 1, 2000 issued by Borrower evidencing Loan B and any revolving note replacing such note ("Revolving Note B")."

              3. Section 2.1 of the Loan Agreement is hereby amended to read as follows:

                        "2.1 LOAN AND LETTERS OF CREDIT

                        (A) Loan A. Subject to the terms and conditions hereinafter set forth, and provided that no Default or Event of Default shall have occurred and be continuing or would result from the making of any Advance, from time to time hereafter, through the Maturity Date, Bank shall extend credit under Loan A to Borrower by making Advances (excluding Acquisition Advances); provided, however that at no time shall the total principal amount of Advances then outstanding under Loan A exceed $2,000,000. Borrower shall have the right, upon thirty (30) days prior written notice to Bank, to terminate all or part of the unused portion of the Loan A, without premium or penalty. The first two million dollars ($2,000,000) of Advances (excluding Acquisition Advances) then outstanding from time to time shall be deemed to be Advances under Loan A.

                        (B) Loan B and Letters of Credit.  Within the collateral
              limits of the Borrowing Base, subject to the terms and conditions hereinafter set forth, and provided that no Default or Event of Default shall have occurred and be continuing or would result from the making of any Advance or issuance of any Letter of Credit, from time to time hereafter, through the Maturity Date, Bank shall extend credit under Loan B to Borrower by (i) making Advances and
              (ii) the issuance of Letters of Credit; provided, however that at no time shall (x) the total amount of Letter of Credit Obligations exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (y) the total principal amount of Acquisition Advances exceed Five Million Dollars ($5,000,000) and (z) the total amount of Letter of Credit Obligations plus the total principal amount of Advances then outstanding under Loan B exceed the Borrowing Base. Borrower shall have the right, upon thirty (30) days prior written notice to Bank, to terminate all or part of the unused portion of the Loan B, without premium or penalty."

              4. The first sentence of Section 2.2(A) of the Loan Agreement is hereby amended to read as follows:

                        "(A) On all Base Rate  Advances,  Borrower  shall pay to
              Bank monthly interest on the first day of each month until all such Advances are paid in full, and on all Adjusted LIBO Rate Advances, Borrower shall pay to Bank interest on the last day of the Interest Period but in no event less often than quarterly (in which case such payments shall be made on the last Working Day of such calendar quarter), until all such Advances are paid in full, which interest shall be computed on the basis of a 360 day year, for the actual number of days elapsed, on the daily unpaid balance of such Advances, at the rate selected by Borrower by written notice to Bank equal to the following: (x) one-half of one percent (1/2%) per annum below the Base Rate or (y) the Adjusted LIBO Rate for such Interest Period plus one and one-half percent (1 1/2%)."

              5. Section 2.2(B) of the Loan Agreement is hereby amended to read as follows:

                   "(B) Subject to Section 2.5, if, at any time, the outstanding Advances under Loan B exceed the Borrowing Base, Borrower shall pay to Bank monthly interest computed on the basis of a 360 day year for the actual number of days elapsed, on that portion of the daily unpaid balance of such Advances under Loan B which is in excess of the Borrowing Base, at the default rate set forth in Section 9.7."

              6. Section 2.4(A) of the Loan Agreement is hereby amended to read as follows:

                   "(A) Borrower agrees to pay to Bank on a quarterly basis the Commitment Fee on the average daily unused portion of the Commitment from the Closing Date until the Maturity Date, at a rate equal to one-quarter percent (1/4%) per annum, such payments commencing on January 1, 2000, and continuing quarterly thereafter on the last day of March, June, September and December, with such payments terminating on the Maturity Date."

              7. Section 2.5 of the Loan Agreement is hereby amended to read as follows:

                        "2.5  Prepayment  (A)  If on  any  day  the  sum  of the
              aggregate  outstanding  principal  balance of the  Advances  under
              Section  2.1(A) hereof shall exceed the  limitations  set forth in
              Section 2.1(A), Borrower shall, on such day, prepay such Advances by an amount equal to such excess together with the Repayment Indemnity, if any. The failure to make any such payment shall be an Event of Default. (B) If on any day the sum of the aggregate outstanding principal balance of the Advances under Section 2.1(B) plus the Letter of Credit Obligations hereof shall exceed the then Borrowing Base on such day or the other limitations set forth in
              Section 2.1(B), Borrower shall, on such day, prepay such Advances by an amount equal to such excess together with the Repayment Indemnity, if any. The failure to make any such payment shall be an Event of Default."

              8. The second sentence of Section 2.6 of the Loan Agreement is hereby amended to read as follows:

                   "The notice to Bank  requesting an Advance under Loan B shall
also  include   evidence  that  based  upon  the  most  recent   Borrowing  Base
Certificate, there exists sufficient availability of funds for such Advance.

              9. Section 3.1 of the Loan Agreement is hereby amended to read as follows:

                        "3.1 Cross Collateral All of the Collateral  heretofore,
              herein or hereafter  given or assigned  to Bank
              hereunder or in any other Loan  Document  shall secure  payment of
              (A) all Obligations of Borrower and Guarantor to Bank and (B) all Indebtedness and any Snd all other obligations of any of the other Obligors to Bank; excluding, however, the principal amount outstanding under Loan A."

              10. The last sentence of Section 2.14 of the Loan Agreement is hereby amended to read as follows:

                   "Nothing   herein  shall   prohibit  Bank  from  pledging  or
assigning the Revolving Notes to any Federal Reserve Bank in accordance with applicable law."

              11. Section 6.1(D) of the Loan Agreement is hereby amended to read as follows:

                   "(D) In the event any Advances or Letters of Credit in excess of $100,000 in the aggregate are outstanding at a month's end, not later than the 15th day after the end of such month, an accounts receivable aging and corresponding Borrowing Base Certificate;".

              12. Section 7.2 of the Loan Agreement is hereby amended to read as follows:

                   "(A) Total Liabilities/Tangible Net Worth. The Obligors will not, on a consolidated basis, allow its ratio of Total Liabilities to Tangible Net Worth to exceed 1.00:1.00.

                   (B) Fixed Charge Coverage Ratio. The Obligors will not allow its Fixed Charge Coverage Ratio, on a consolidated basis, to be less than (x) 2.50:1.00 for the quarters ended December 31, 1999 and March 31, 2000 and (y) 3.00:1.00 thereafter.

              The foregoing financial covenants shall be calculated and measured on a rolling, trailing four quarter basis."

              13. The Company shall execute new Revolving Notes dated the date hereof which shall supersede and replace (but not represent a repayment or novation of) the Existing Revolving Note. The Revolving Notes dated the date hereof shall be the "Revolving Notes" for all purposes of the Loan Agreement and the other Loan Documents.

              14. By executing this Third Amendment, the Company and the Guarantor confirm and acknowledge that (i) the representations and warranties contained in Article V of the Loan Agreement (pertaining to each of them) are correct as of the date hereof, (ii) the Company and the Guarantor are in compliance with all covenants contained in the Loan Agreement (except as otherwise agreed to by the Bank in writing) and all other Loan Documents, and
(iii) no Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

              15. All references to the "Agreement" or "this Agreement" in the Loan Agreement shall mean the Loan Agreement, as amended and reaffirmed by this Third Amendment; all references to the "Guaranty" in the Loan Agreement shall be deemed to mean the Guaranty, as amended and reaffirmed by this Third Amendment; and all references to the "Loan Documents" shall mean and include the Loan Documents, as amended and reaffirmed by this Third Amendment, as well as the Revolving Notes (as defined in the Loan Agreement, as amended by this Third Amendment). All references to the "Obligations" in the Loan Agreement shall mean and include the obligations of the Company and the Guarantor to the Bank pursuant to the Loan Documents, as amended and reaffirmed pursuant to this Third Amendment, including, but not limited to the Revolving Notes (as defined in the Loan Agreement, as amended by this Third Amendment).

              16. By executing this Third Amendment, the parties hereto confirm the continued accuracy of all Schedules and Exhibits attached to and made a part of the Loan Agreement and the other Loan Documents. If any such Schedule or
Exhibit is no longer fully accurate or needs updating, such revised or updated Schedule or Exhibit shall be delivered to the Bank as a condition precedent to the effectiveness of this Third Amendment and shall be deemed to replace the prior Schedule or Exhibit for all purposes of the Loan Agreement or such other Loan Document.

              17. The Guaranty, effective the date hereof, is hereby amended to provide that the term "Obligations" therein shall mean and include the obligations of the Company to the Bank under the Loan Agreement and the other Loan Documents, as each is amended and reaffirmed by this Third Amendment, and all references to the "Loan Agreement" and the "Loan Documents" in the Guaranty shall mean and include such agreements, as amended and reaffirmed by, or delivered pursuant to, this Third Amendment. By executing this Third Amendment, the Guarantor reaffirms and acknowledges the validity of the Guaranty as of the date hereof and confirms that it guarantees unconditionally the repayment and other obligations of the Company under the Revolving Notes (as defined in the Loan Agreement, as amended and reaffirmed by this Third Amendment) and the other Loan Documents, as amended and reaffirmed by this Third Amendment.

              18. By executing this Third Amendment, each of the Company and the Guarantor confirms the security interests previously granted to the Bank in and to the Collateral described in the Loan Agreement as security for their obligations under the Loan Documents (as defined in the Loan Agreement as amended by this Third Amendment), and each of the Company and the Guarantor hereby grants to the Bank a security interest in the Collateral described in the Loan Agreement to secure the repayment of their Obligations under Revolving Note B (as defined in the Loan Agreement as amended by this Third Amendment) and Guaranty (as defined in the Loan Agreement as amended by this Third Amendment), as applicable, and the other Loan Documents, as amended and reaffirmed by this Third Amendment.

              19. As conditions precedent to the effectiveness of this Third Amendment, the following shall be delivered to the Bank by the Company and/or the Guarantor:

              (a) This Third Amendment, duly executed by all parties hereto;

              (b) The Revolving Notes, duly executed by the Company;

              (c) The Certification (as to jurisdiction of execution);

              (d) A corporate resolution, incumbency certificate, and such other documents as the Bank may reasonably request reflecting the corporate authorization and approval of the transactions contemplated hereunder by the Company and the Guarantor; and

              (e) Such other documents as the Bank may reasonably request.

              20. This Third Amendment is incorporated by reference into the Loan Agreement and the other Loan Documents. Except as otherwise provided herein, all other provisions of the Loan Agreement and the other Loan Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Third Amendment.

              21. This Third Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

              22. This Third Amendment shall be binding upon the parties hereto and their heirs, executors, administrators, successors and/or assigns.

              23. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

              24. In the event any provision of this Third Amendment or any other Loan Document executed and delivered in connection herewith shall be held invalid or unenforceable by a court of competent jurisdiction, such holdings shall not invalidate or render unenforceable any other provision hereof or thereof.

              IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                                          FIRST UNION NATIONAL BANK



                                   By:      Nancy Angell
                                            -----------------------------------
                                   Name:    Angell
                                   Title:   AVP


ATTEST:                                  ALPHANET SOLUTIONS, INC.



By:     Jack P. Adler                    By:  David M. Gordon
  -----------------------------            ----------------------
Name:   Jack P. Adler                    Name:  David M. Gordon
Title:  Secretary                        Title: Vice President, Treasurer & CFO


ATTEST:                                  THE LEARNINGNET, INC. f/k/a
                                         NETTEMPS, INC.



By:     Jack P. Adler                    By:    Stan Gang
  -----------------------------               ----------------
Name:   Jack P. Adler                    Name:  Stan Gang
Title:  Secretary                               Title:  Chairman of the Board